Exhibit 11.1
NetEase, Inc. Code of Business Conduct March 2024

2 1. Message from the CEO ........................................................................................... 3 2. Overview and Applicability of the Code............................................................... 4 3. Making Ethical Decisions ....................................................................................... 5 4. Complying with Applicable Laws and Regulations............................................ 6 5. Complying with Our Policies & Procedures........................................................ 6 6. Fair Business Practices.......................................................................................... 7 7. Protecting our Assets and Resources ................................................................. 8 8. Protecting our Information..................................................................................... 8 9. Conflict of Interest ................................................................................................. 11 10. Discrimination and Harassment.......................................................................... 13 11. Health, Safety and Environment ......................................................................... 14 12. Anti-Bribery, Anti-Corruption and Anti-Fraud .................................................. 15 13. Political and Charitable Contributions............................................................... 16 14. Accurate Books & Records.................................................................................. 16 15. External Communications.................................................................................... 17 16. Raising Questions and Concerns....................................................................... 17 17. Dealing with Non-Compliant Behavior............................................................... 18 18. Approvals and Waivers......................................................................................... 19 19. Acknowledgement & Certification ...................................................................... 19 Table of Contents

3 1. Message from the CEO NetEase, Inc. was founded in 1997 with the simple goal of allowing people to access the internet with ease. Today, NetEase is a leading internet technology company with diverse offerings across gaming, intelligent learning, cloud music, e-commerce and other innovative businesses. Our achievements are made possible by our commitment to maintaining a culture that values curiosity, innovation, honesty, integrity and respect. This Code of Business Conduct sets forth the fundamental principles of how we conduct our business. It is a key Company resource designed to direct us in making ethical decisions in everything we do, however big or small. Adhering to this Code will also help us strengthen our relationships with users, stakeholders and business partners, as well as help us ensure that we are in compliance with applicable legal, regulatory and contractual obligations. Please familiarize yourself with the content of this Code and the underlying corporate policies and procedures. If you have questions, would like to seek guidance or need to report any compliance issue, please contact the appropriate resources for assistance. I look forward to continuing our exciting journey with you. 、 William Ding Chief Executive Officer, NetEase, Inc. Utilize Technological Innovation To Enrich People’s Lives

4 2. Overview and Applicability of the Code At NetEase, we are committed to conducting all of our activities in a legal and ethical manner. This Code of Business Conduct (“Code”) is designed to help you make the right choices in all your activities, from routine daily tasks to pivotal key decisions. It contains fundamental principles across a wide range of topics, all of which promote (i) honest and ethical conduct, (ii) compliance with applicable laws and regulations, (iii) appropriate recordkeeping practices and (iv) speaking up when something does not seem right. This Code applies to all directors, officers and employees, including employees working on a part-time or temporary basis (collectively, “colleague,” “you,” or “your”) of NetEase, Inc. and its subsidiaries and controlled affiliates (collectively, “NetEase,” the “Company,” “we,” “us,” or “our”). This Code may also apply on a contractual basis to other persons (e.g., third party contractors, consultants, vendors or distributors) that provide goods or services to, or act on behalf of, NetEase. In certain circumstances, action by your Related Parties, including your family members or your close friends (see Section 9 of this Code for more information on “Related Parties”), may create potential legal or ethical issues for NetEase. For example, a family member’s acceptance of unlawful kickbacks or inappropriate gifts could be attributed to you and ultimately result in a violation of this Code. Similarly, you may not knowingly engage in any activity that the Code prohibits by proxy or through a third party in an attempt to circumvent the Code. We are Committed to Conducting all Activities in a Legal and Ethical Manner

5 3. Making Ethical Decisions NetEase is committed to conducting business ethically and with integrity. We must always make choices in line with our values and principles set forth in this Code. Among other things, this means: If you have any questions, need additional guidance to determine what is the best path forward or need to report any concerns related to the topics covered in this Code, you can always ask: • Your manager; • A member of Human Resources; • A member of the Group International Legal Department or your business unit’s legal group (collectively, “Legal”); • the Ethics & Compliance Committee (jubao@corp.netease.com within Mainland China; ECCOO@service.netease.com outside of Mainland China) (collectively, “ECC”); or • Through our available “Speak Up” channels, including anonymously if preferred (See Section 16 - Raising Questions and Concerns below). We Must Always Make Ethical Decisions Never compromising our values to achieve business objectives. Understanding and following our Code, policies & procedures, and all laws & regulations that apply to our work. Promptly speaking up when we see or suspect someone is not following the Code. Asking for help when it’s not clear what you should do. NetEase will never ask anyone to engage in any unethical behavior. If you think someone is requesting you to do something that may be illegal or unethical, please promptly report it.

6 4. Complying with Applicable Laws and Regulations NetEase is committed to complying with applicable laws and regulations in the countries or jurisdictions where we do business. You are prohibited from engaging in, or attempting to engage in, any conduct that may violate such laws or regulations. NetEase will never ask you to violate the law or this Code on its behalf or to benefit the Company. There are numerous laws and regulations out there, and many are subject to change and/or open to interpretation. You are not expected to be an expert on all laws and regulations that apply to NetEase. You should, however, be reasonably familiar with those that directly relate to your responsibilities at the Company. You should also know when and who to ask for help when facing uncertainties, such as if or how a law or regulation might apply (See Section 16 - Raising Questions and Concerns below). 5. Complying with Our Policies & Procedures In addition to this Code, which provides us with fundamental principles, we have various policies and procedures (including guidelines and FAQs) that outline the steps we need to follow to do what is right. The specific rules that are applicable to you may vary depending on jurisdiction and relevant legal requirements. You are expected to be familiar with and fully comply with all policies and procedures that apply to your duties and responsibilities. NetEase requires you to apply the “most rigorous standard” when there are differences between the requirements under applicable laws or regulations, this Code and/or other NetEase policies and procedures. For example, if our Code sets out a higher standard regarding anti-bribery than a particular jurisdiction’s minimum legal requirements, you are expected to follow our Code. Conversely, if our rules regarding conflicts of interest are less restrictive than your jurisdiction’s relevant regulations, you should follow those regulations. Always remember – if you are unsure of what to do, ask questions and seek guidance from Legal before taking action. We Comply with Applicable Laws & Regulations

7 6. Fair Business Practices We are fair and honest in the way we do business. Whether it’s competing for new business, retaining our users, making procurement decisions or expanding our footprint, we always act fairly and in compliance with applicable laws and regulations. A. Compliance with Applicable Antitrust and Competition Laws Antitrust and competition laws are designed to promote fair and ethical competition, so that businesses or their actions do not violate the principles of a free and open market. This means we may not do certain things which illegally restrict competition and/or give us an unfair advantage, including: • Collude with competitors to fix prices or to divide markets, territories or customers; • Illegally obtain confidential information on competitors; • Rig tendering processes to win contracts; or • Use our position in a market in an illegal or unethical manner to reduce, prevent or eliminate competition. B. Fair Business Dealings We compete in the market based on the high quality of our products and services. You are expected to be fair and ethical in your dealings with competitors, customers, suppliers or business partners. Certain jurisdictions also have separate anti-unfair competition laws or fair business regulations, in addition to antitrust laws, to which we are subject. To help NetEase comply with those laws and regulations, you should: • Avoid making false remarks that unfairly disparage competitors, their products or services; • Avoid making misrepresentations about NetEase, its products or services; • Avoid obtaining and/or using information belonging to others through unlawful channels; • Respect the trade secrets and non-public information belonging to others; and • Avoid otherwise engaging in deceptive, unfair or unethical business practices. Because the laws and regulations on competition can vary from jurisdiction to jurisdiction, you should consult a member of Legal or team(s) recommended by Legal when you are unsure about the right way to conduct our business. If your role involves dealing with external parties such as vendors, customers, business partners or competitors, it is especially important for you to be familiar with the boundaries of fair competition and to ensure compliance with relevant laws and regulations. We act Fairly in Everything we do

8 7. Protecting our Assets and Resources We are committed to providing you with the assets and resources you need to succeed at NetEase. These assets and resources include, but are not limited to, office space, monetary resources, office equipment, electronic software and hardware, intellectual property, consumable goods and the goodwill of NetEase and our subsidiaries’ brands. In return, we expect you to use our assets and resources legally, reasonably, efficiently and for the legitimate benefit of NetEase. You are prohibited from engaging in any dishonest or illegal behavior involving Company assets or resources. Prohibited behaviors include, but are not limited to, theft, fraud, causing intentional or reckless damage, misappropriation, defamation or advancing unapproved personal or conflicting interests. Please refer to your Employee Handbook and relevant NetEase policies and procedures for further details on how you should protect our assets and resources. 8. Protecting our Information A. Confidential Information In the course of our work, we handle a large amount of confidential and sensitive information. This includes information generated by NetEase colleagues (including intellectual property subject to legal and contractual protections), information regarding the Company’s financial and business strategies, the Company’s trade secrets and confidential information sourced from third parties such as our business partners. You are required to have a clear understanding of what is considered confidential information and/or sensitive information at NetEase. Unless specified in Company policies or guidance, you should assume that any information which the Company has not made public (e.g., in a press release or public market disclosure) is likely considered confidential. You must protect confidential information by acting in accordance with relevant information handling and management policies and procedures. Your confidentiality obligations extend beyond your employment or engagement with NetEase, to the extent permitted by laws applicable to you. We Protect all our Assets, Resources and Information

9 B. MNPI and Insider Trading I. Material Non-Public Information As NetEase and several of its subsidiaries are publicly listed companies, some of our information is considered “material non-public information” (“MNPI”) in certain jurisdictions. Mishandling of MNPI may result in serious legal liability, including criminal insider trading charges and civil penalties. In general, MNPI encompasses any non-public information that, if publicly known, could reasonably be expected to (i) impact the market price of listed securities, and/or (ii) influence a reasonable investor in executing transactions to buy, sell or hold securities in a company. II. Insider Trading Whenever you trade in the securities of NetEase or its publicly traded subsidiaries, you must make sure that your trades are consistent with the processes and guidance outlined in NetEase’s Insider Trading Policy. Applicable laws and our Insider Trading Policy strictly prohibit using (or attempting to use) MNPI to make or influence trades in the securities of NetEase or its publicly traded subsidiaries. Specifically, you are prohibited from: • Trading in Company securities while in possession of MNPI; • Disclosing MNPI to others who may buy or sell securities because of the information; • Using MNPI illegally for personal advantage or the personal advantage of others; or • Otherwise using MNPI in a manner that violates our Insider Trading Policy. If you are unsure whether certain information you possess qualifies as MNPI or whether you are permitted to trade in listed securities of NetEase or its publicly traded subsidiaries, you must contact Legal to obtain guidance before you engage in any trade. “Material” Information Examples • Financial results or projections • Change in financial condition or asset value • Significant new contracts or the loss of a contract • Significant pricing changes • Significant new products or services • Significant product or service defects or modifications • Significant marketing plans, capital investment plans or changes to such plans • Material litigation, administrative actions or governmental investigations or inquiries • Major financing or borrowings • New equity or debt offerings • Significant personnel changes • Change in accounting methods and write-offs • Substantial change in industry circumstances or competitive conditions We Avoid Misusing Material Non-Public Information and Insider Trading

10 C. Personal Data “Personal data” is any information which relates to an individual and which identifies or could be used to identify them such as their name, address or bank account details. There may be overlap between personal data and confidential or sensitive information, but personal data is subject to additional legal and compliance requirements. Ensuring the privacy and security of customer and employee personal data is key not only to achieving legal compliance, but also to building a trusted brand in the market. If you are required to handle personal data, you must only collect, use, process, transfer, share or modify personal data if you have legitimate business purposes and in accordance with applicable laws and regulations. If in doubt, you should consult with Legal. You are expected to handle all personal data with care and comply with all applicable privacy policies and procedures. You must also promptly report any suspected security incidents involving personal information to Legal and NetEase’s Technical Support Department for further handling. D. Data Security It is critically important to protect and prevent our data – including confidential, sensitive and personal data – and IT network from cybersecurity or data security incidents. You should not knowingly or recklessly engage in any activity that will likely expose NetEase to potential data breaches, ransomware, malware, spyware, phishing or other types of cyberattacks. If you become aware of any actual or potential cyberattacks or data breaches involving NetEase, its data or its networks, please contact NetEase’s Technical Support Department immediately. E. Intellectual Property NetEase’s intellectual property – including our patents, trademarks, copyrights, designs and other creative works – are our valuable assets. All NetEase employees are required to protect NetEase’s intellectual property against loss, damage, theft, misappropriation or other misuse. We also respect the intellectual property of others, including our competitors, business partners and vendors. In your work for NetEase, you are only permitted to use the intellectual property of others after obtaining permission to do so (e.g., by purchasing a license from others through NetEase’s Procurement Department). You should also remember that, unless otherwise specified in writing (e.g., in an employment agreement or service contract) or required by applicable law, any intellectual property created by you or other employees in the course of your work belongs to NetEase. You are not permitted to use, copy or transfer NetEase intellectual property for personal use or for the benefit of a third party without the express written pre-approval of authorized personnel. We Handle Personal Data and Intellectual Property with Care

11 9. Conflict of Interest As a NetEase colleague, you are required to carry out your duties and responsibilities in the best interests of NetEase at all times. A potential conflict of interest arises when your personal interests or the interests of your “Related Party” interfere with your ability act in NetEase’s best interests, particularly with respect to a “Relevant Business.” When an actual or potential conflict of interest situation arises, you should remember three important steps: (1) assess the situation, (2) disclose the conflict and (3) comply with all instructions received. Below are some examples of situations with elevated conflict of interest risk of which you should be aware. If any of the following applies to you, you must promptly report them and comply with the instructions given. •Assess the situation using our internal guidance materials to determine whether it falls under a specificially articulated conflict of interest scenario •If you are still unsure, promptly contact an appropriate resource (e.g. ECC) for help Assess •If you believe the situation will or may create a conflict of interest, promptly, accurately and fully disclose the situation using the appropriate channel (e.g., our internal conflicts of interest reporting platform) and wait for further instructions Disclose •Once you receive a decision on the disclosed situation, you must fully comply with the decision and accompanying instructions •For situations where it is dificult or impracticable to resolve the conflict, you may be asked to give up the competing interest Comply Who is a “Related Party” and What is a “Relevant Business”? The specific policies and procedures that define “Related Party” and “Relevant Business” may differ depending on the jurisdiction. In general: • “Related Party” refers to anyone with whom you have a close personal, romantic and/or financial relationship, including your immediate family members, your partner and your close personal friends. • “Relevant Business” refers to the business activities and operations you support at NetEase. For example, if you are a gameplay designer, your Relevant Business includes our video games business. We Advance the Company’s Best Interests and Avoid Actual & Potential Conflicts of Interest

12 A. Personal Relationships A conflict of interest may arise if one of your Related Parties works for NetEase, its competitor, business partner or a vendor. Depending on the factual circumstance, the conflict of interest risk may be resolved through appropriate disclosures and risk mitigation measures or may require more drastic measures. It Is important that you disclose such personal relationships to us immediately after you become aware of the potential conflict, so we can identify the best path forward for both you and NetEase. B. Corporate Opportunities You have a duty to advance NetEase’s interests when any business, commercial or investment opportunity (“Corporate Opportunity”) potentially appropriate for the Company arises. In general, you are prohibited from using NetEase property, information, resources or your position at the Company for personal gain (other than remuneration and benefits under your employment or engagement terms) without the express written pre-approval of authorized personnel. Specifically, you are prohibited from advancing, or directing a third party to advance, your personal interests or the interests of a Related Party, by pursuing any Corporate Opportunity that is discovered using Company property, information, resources or your position at the Company, unless NetEase has already been offered the Corporate Opportunity and someone at NetEase with appropriate authorization expressly turned it down in writing. It is sometimes difficult to determine what Corporate Opportunity may be considered as potentially appropriate for the Company or what constitutes a permissible or impermissible use of Company resources. If you are unsure, you should contact the appropriate resource such as Legal or ECC to seek guidance and any required approvals before you engage in further action. We Stay Mindful about Areas with Heightened Conflicts of Interest Risk

13 C. Outside Activities NetEase does not generally prevent colleagues from engaging in outside activities during non-working hours that are lawful and do not violate relevant Company policies and procedures. However, you must make sure that your outside activities, whether paid or unpaid, do not conflict or interfere with your duties and responsibilities at NetEase. Be particularly mindful of: • You may not engage in any paid or unpaid work which competes with NetEase’s businesses, in particular those that you cover as part of your duties and responsibilities at NetEase; • You may not be concurrently employed by or provide any services in your personal capacity to a competitor, business partner, customer or vendor of NetEase without express written pre-approval of authorized personnel; • If you would like to serve in a leadership, executive or board position with any outside organization (including non-profit, public service and charitable organizations), you must disclose your intentions and receive pre-approval from authorized personnel at NetEase; and • With limited exceptions (e.g., purchasing a small volume of publicly traded securities), you and your Related Parties cannot have a financial interest (ownership or otherwise) in an organization that seeks to do business with NetEase without express written pre-approval of authorized personnel. 10. Discrimination and Harassment NetEase strives to build and maintain a positive, inclusive and respectful environment where all of us can thrive. We believe that our colleagues perform at their best when everyone feels respected and accepted. We are committed to fostering diversity, inclusion and equal treatment of all colleagues and external parties with which we interact. We do not tolerate any unlawful discrimination based on protected categories under applicable laws, rules or regulations. NetEase also prohibits harassment of any kind, including workplace bullying or sexual harassment and will take appropriate action to address such violations. For more information on our commitment to diversity and inclusion and our policy against discrimination and harassment, please refer to the relevant sections in your Employee Handbook. If you need to speak with someone about harassment, discrimination or disrespectful behavior, please contact one of the resources listed in the Employee Handbook or through our “Speak Up” channels. We Strive to Build and Maintain a Safe, Healthy, Positive, Inclusive and Respectful Environment

14 11. Health, Safety and Environment A. Health and Safety We want to ensure that everyone at NetEase has a safe and healthy work environment, no matter where you are and what you do. Each of us at NetEase has a collective and individual responsibility to follow our internal policies and procedures related to health and safety (including your Employee Handbook) and applicable health and safety laws and regulations in the jurisdiction where you work. You should also promptly report any accidents, injuries or unsafe practices or conditions so we can address these issues appropriately. We do not tolerate any violence or threats of violence, whether it’s against our colleagues or other individuals with which we interact. If you become aware of a violence-related incident or a security threat, please report it to your local HR Business Partner, site manager and/or through our “Speak Up” channels. If the situation is urgent, please immediately contact local emergency services for help. You are expected to perform your duties free from the influence of alcohol, illegal drugs or other controlled substances. The use of illegal drugs or other controlled substances on any NetEase premise – including co-working spaces rented by NetEase – is strictly prohibited. B. Our Commitment to Protecting the Environment NetEase complies with applicable environmental laws and regulations. NetEase also recognizes that each of us has a responsibility in preserving the environment and combating climate change. All NetEase colleagues are strongly encouraged to look to conduct business in an environmentally responsible and sustainable manner, which includes, among others: • Using energy-efficient and environmentally friendly technologies and reducing waste and emissions to air, water and soil; • Minimizing the negative environmental impact of business operations whenever practicable, including but not limited to air pollution, greenhouse gas emissions and water discharges; and • Being proactive in identifying, reducing or avoiding risks to the environment and people. We are Committed to Protecting Your Health & Safety and Our Environment

15 12. Anti-Bribery, Anti-Corruption and Anti-Fraud NetEase does not accept, offer, seek or approve bribes of any kind, regardless of who they are intended to benefit. We also do not tolerate any corrupt or fraudulent practices. While each jurisdiction we operate in has specific definitions regarding bribery, corruption and fraud, in general: • “Bribery”: refers to the giving, offering, authorizing or receiving anything of value, to any person, in an effort to obtain an improper advantage. You should think of “anything of value” in broad terms to include, for example: cash or cash equivalents; gifts; entertainment, hospitality or meals; travel expenses; services; offers of a job or educational opportunities; loans or cash advances; grants, donations or contributions; free-of-charge products; and any other transfer of value, including favors for family members. Similarly, “improper advantage” can include many things, including but not limited to obtaining or retaining business, promotions or raises, kickbacks or off-book payments, release from legal or tax liabilities, securing licenses or approvals, etc. The beneficiaries of improper advantages could be an organization, its employees and/or their Related Parties. • “Corruption”: refers to abusing one’s power or authority for unlawful gain. Paying, asking for or demanding bribes or unlawful kickbacks is a common type of corruption. • “Fraud”: refers to engaging in deceptions or misrepresentations for an unlawful gain, including falsification of documents, data or records, misuse of company information or assets, misappropriation of company resources, tax evasion and engaging in phishing or other fraudulent transactions. For additional rules and guidance, please see our jurisdiction-specific policies and procedures that apply to you. NetEase also has specific policies and processes on gifts and hospitality. You are required to become familiar with the specific applicable policies and fully comply with them at all times. Examples of Prohibited Conduct • Offering money, gift cards or other cash equivalents to government officials as “facilitation payments” • Using a vendor, consultant, agent or any other third party to make illegal payments indirectly • Sponsoring unreasonable entertainment to government officials or employees of state-owned enterprises • Accepting bribes or kickbacks from a vendor in exchange for a procurement contract • Facilitating the use of fake accounts, bots or other cheating behavior in video game products • Engaging in fraudulent credit card transactions • Using company funds for personal purchases We do not Tolerate any Bribery, Corrupt or Fraudulent Practices

16 13. Political and Charitable Contributions NetEase will not interfere with your right as a private citizen to participate in political and charitable activities that are lawful in the jurisdiction(s) where you work and/or live. This includes your right to make legitimate donations and contributions to political candidates, political parties, non-profit organizations and charities. Your decision regarding such donations and contributions (including the decision to not make them) will not affect your compensation, job security or opportunities for advancement at NetEase. Please note, however, that there are strict rules on political and charitable activities involving NetEase, our assets or our funds. You may not, without the express written pre-approval from NetEase’s authorized personnel: • Use NetEase’s assets or funds to make political or charitable donations or contributions, whether on behalf of yourself or NetEase; • Use your position at NetEase to request our competitors, business partners or vendors to make political or charitable donations or contributions, whether on behalf of yourself or NetEase; or • Engage in any lobbying activities or otherwise participate in any political or charitable activities as a representative of NetEase. 14. Accurate Books & Records Each of us plays a role in helping NetEase maintain fair and accurate books, records, accounts and financial statements. This includes doing your part to ensure that our financial records, expense records, work logs and other documents and records that the Company is obligated to maintain are kept current, contain reasonable detail and accurately and truthfully reflect our state of affairs. If you are involved in the preparation of NetEase’s public disclosure, you are required to be familiar with NetEase’s business and financial operations, as well as the disclosure requirements applicable to NetEase. You are required to comply with NetEase’s policies and processes related to its books, records, accounts and financial statements. You should never falsify, omit or misrepresent information or make unauthorized modifications to our books and records. If you become aware of a potential issue with our books and records, please promptly report it to a member of Legal or the Finance Department, or through our “Speak Up” channels. We Always Maintain Fair and Accurate Books & Records

17 15. External Communications You must be very careful when discussing anything about NetEase with external parties, whether it’s with family and friends, on social media or in more formal settings such as business meetings and industry conferences. It’s important to remember that you may not represent or appear to represent NetEase in any external setting without the express written pre-approval of NetEase’s authorized personnel (e.g., a member of our Global Communications Team, the public relations team of your business unit or an authorized spokesperson of the Company). Your choice to participate in social media or any other form of online publishing or discussion is your own. If, however, you choose to talk about NetEase, our subsidiaries, our products, business partners or any other information related to our business on your personal social media or online publishing platforms, you will need to abide by NetEase’s policies and procedures. Importantly, you may never share NetEase’s confidential information, including MNPI, on any online social media platform or in other public settings. For additional information regarding external communications, please refer to the relevant communications policies and procedures applicable to you. 16. Raising Questions and Concerns If you have questions or would like to seek guidance about this Code, you may contact your manager, your assigned Human Resources Business Partner, a member of Legal or the Ethics & Compliance Committee (jubao@corp.netease.com within Mainland China; ECCOO@service.netease.com outside of Mainland China). If you experience or become aware of something that doesn’t seem right, please tell us as soon as possible. We cannot address or fix something if we don’t know about it. We have many “Speak Up” channels available to you, including online platforms which permit anonymous reporting, and you can choose the channel and method you are most comfortable with. For details regarding these channels, please refer to the whistleblowing policies and procedures applicable to your jurisdiction (available on our intranet or you can request a copy at jubao@corp.netease.com or ECCOO@service.netease.com). Our External Communications Must go Through Appropriate Channels

18 NetEase will treat each question and concern raised in good faith seriously and endeavor to address them in a timely and appropriate manner. We may contact you for additional information, unless you asked us not to do so. No matter what and how you report, we’ll keep everything confidential to the fullest extent possible. During an investigation, NetEase may find it necessary to share information with certain individuals on a “need to know” basis. If we conclude that there has been misconduct which violated our policies and procedures and/or applicable laws and regulations, we’ll take appropriate steps to correct and remedy the violation(s). NetEase does not tolerate retaliation or reprisal in any form against anyone that raises a good-faith question or concern or for cooperating truthfully with an investigation. We will take appropriate corrective action against anyone who engages or attempts to engage in retaliation or reprisal, including termination of employment with NetEase where appropriate. If you feel you are being treated unfairly as a result of raising a concern in good faith or for cooperating with an investigation, please promptly inform the investigator responsible for your case or file a new complaint to tell us about your experience. 17. Dealing with Non-Compliant Behavior Anyone who violates this Code, applicable internal policies and procedures or applicable laws and regulations will be subject to investigation and disciplinary action as appropriate. Disciplinary measures may include, but are not limited to: • Written or verbal warning, coaching and/or training • Negative impact to performance rating and/or compensation • Termination of employment or relationship with NetEase For egregious violations, NetEase may take legal action and/or refer the matter to appropriate law enforcement authorities For additional information regarding the Company’s handling of non-complaint behavior, please refer to your Employee Handbook or other applicable internal policies or consult Legal or ECC. We are Encouraged to Raise Questions and Concerns

19 18. Approvals and Waivers Certain provisions of this Code require you to act, or refrain from acting, unless you receive express written pre-approval from NetEase’s authorized personnel. If you would like to request such pre-approval, you must do so in writing to the competent person(s) or function(s) to which our Chief Executive Officer (“CEO”) has delegated authority (e.g., person(s) / function(s) specified in an internal policy or procedure). Approvals sought by the Company’s executive officers and directors must be obtained from the Company’s Audit Committee of the Board of Directors; if approved, such waivers must be publicly disclosed if and to the extent required by applicable law. Other provisions of this Code require you to act, or refrain from acting, and do not permit exceptions (i.e., it’s not possible to deviate from the requirements through pre-approval). A waiver of these provisions may only be granted by the Audit Committee of NetEase’s Board of Directors on a case-by-case basis. Any amendments to this Code must be approved by NetEase’s Board of Directors and must be publicly disclosed if and to the extent required by applicable law. 19. Acknowledgement & Certification You are required to acknowledge that: • You have received, read and understood this Code; and • You agree to carry out all duties and responsibilities in compliance with the Code and other applicable NetEase policies and procedures. You are expected to periodically refresh your understanding of this Code and certify your ongoing compliance with its requirements by participating in mandatory training and certification activities. We Certify that we will Always Abide by Our Code